UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2019

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Abeona Therapeutics Inc. (the “Company”) was held on May 28, 2019. The following matters were acted upon:

1. ELECTION OF DIRECTORS.

Mark Alvino, Stefano Buono and João Siffert, M.D. were elected to serve as Class 3 directors of the Company until the 2022 annual meeting of stockholders and until their successors are elected and qualified. The results of the election of director are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark Alvino	30,864,648	686,110	8,627,783
Stefano Buono	28,393,960	3,156,798	8,627,783
João Siffert, M.D.	31,348,328	202,430	8,627,783

2. AN ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION.

An advisory vote to approve the compensation of the Company’s named executive officers was approved by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,603,677	635,820	319,261	8,619,783

3. RATIFICATION OF APPOINTMENT OF WHITLEY PENN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT FISCAL YEAR.

A proposal to ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the current fiscal year was approved by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,581,557	1,551,175	45,809	—

As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on May 17, 2016, the Board has determined that the Company will hold an advisory vote on the compensation of executives every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Neena M. Patil
	Name:	Neena M. Patil
	Title:	General Counsel and Secretary

Date: May 29, 2019